Release:    May 3, 2019

CP delivers all-time record month for Canadian grain, testament to strong network recovery

Calgary, AB – Canadian Pacific (TSX: CP) (NYSE: CP) is proud to report strong network performance and momentum as it exits a record-setting April.

On the strength of CP’s service and commitment to innovation in the grain supply chain, including investing in new high-capacity hopper cars, April was an all-time record month for Canadian grain and grain products. CP moved a best-ever 2.643 million metric tonnes (MMT) of Canadian grain and grain products this past month, bettering the previous record from October 2018.

This performance took place in a month when workload on CP’s network was close to the highest it has ever been. Gross Ton-Miles (GTMs) averaged 817 million per day in April – the second-highest average workload of any month on record. The results are due to the ongoing efforts of the 13,000-strong CP family, the strength of the precision scheduled railroading operating model, and continuous communication and collaboration with customers.

“The first month of Q2 sets us up well for continued success this quarter and beyond, but it hasn’t been without significant effort from our family of railroaders, customers and the broader supply chain,” said CP’s Executive Vice-President and Chief Marketing Officer John Brooks. “Throughout 2019, the resiliency of our railroaders and our customers has been remarkable. We look forward to continuing to safely deliver for the North American economy in the days, weeks and months ahead.”

From a train length and train weight perspective, this past month marked the best April performance in CP’s history. April train length, excluding local traffic, was an average of 7,576 feet, while train weight, excluding local traffic, was an average of 9,356 tons.

Note on forward-looking information
This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. This news release contains forward-looking information relating, but not limited to, the success of our business, our operations, priorities and plans, and anticipated financial and operational performance, including with respect to our continued success in Q2 2019 and beyond.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: foreign exchange rates, effective tax rates, land sales and pension income; North American and global economic growth; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; and the satisfaction by third parties of their obligations to CP. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; climate change; and various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Salem Woodrow
Tel: 204-934-4255
Salem_Woodrow@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
Tel: 403-319-3591
investor@cpr.ca